UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): January 20, 2006


                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01 Entry Into A Material Definitive Agreement

     In connection with the resignation of William D. Perez as President and Chief Executive Officer of the Company as described in Item 5.02 below, the Company and Mr. Perez entered into a resignation letter agreement on January 20, 2006 pursuant to which they agreed that his resignation would be treated as a termination by the Company without cause under his employment agreement with the Company dated November 18, 2004. If terminated "without cause," Mr. Perez is entitled to receive certain severance benefits related to salary, bonus, and equity compensation, whereas upon a voluntary resignation Mr. Perez is not entitled to severance benefits. The approval by the Board of Directors of the resignation letter agreement was based on the Board's determination that Mr. Perez would not have resigned without the agreement.

     In accordance with the terms of the employment agreement and the resignation letter agreement, (a) Mr. Perez will receive a payment of two years' of his current annual base salary of $1.4 million per year, (b) Mr. Perez will receive the greater of 100% of his fiscal year 2006 target bonus of $1,750,000 under the Company's Performance Sharing Plan, or the payout percentage certified by the Compensation Committee at the end of the fiscal year, which may be up to 150% of the target bonus, (c) all restrictions will lapse with respect to the remaining 66,667 shares of a Class B Common Stock restricted stock bonus of 100,000 shares granted to Mr. Perez on December 28, 2004 which were to vest over three years from the date of grant, and (d) Mr. Perez will also vest in full with respect to the remaining unvested 133,334 shares of his option to purchase 200,000 shares of Class B Common Stock at an exercise price of $90.85, which was also granted on December 28, 2004 and scheduled to vest over three years, and he will have three years to exercise such option.

     The Company agreed to provide certain administrative services, reimburse prepaid club expenses, and pay certain transportation costs, transition costs, and moving costs which the Company estimates will total approximately $150,000. In addition, the Company will purchase Mr. Perez's Portland, Oregon house, and reimburse him for payments incurred to remodel and furnish the house, in an aggregate amount of approximately $3.6 million.

     The Company also agreed to pay to Mr. Perez a cash bonus to be determined by multiplying $188,667 (representing two-thirds of his targeted Long-Term Incentive Plan award for fiscal 2006) by the payout factor to be determined under the terms of that award based on fiscal 2006 performance, which payout factor may range from 0% to 150%. The Company also agreed that the restrictions will lapse with respect to one-fourth (or 5,709 shares) of a Class B Common Stock restricted stock bonus of 22,834 shares granted to Mr. Perez on July 15, 2005, which originally was to vest over four years. The Company also agreed to accelerate vesting of one-fourth (or 37,500 shares) of an option to purchase NIKE Class B Common Stock granted to Mr. Perez on July 15, 2005 at an exercise price of $87.59, and to extend the time in which he can exercise such option until December 31, 2006.

     It is anticipated that Mr. Perez will remain employed with the Company for a period not to exceed 60 days so that he may consult with the Company on transition matters. He will be paid a salary not to exceed $10,000 per month during that period.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

     On January 20, 2006, William D. Perez resigned as a director and President and Chief Executive Officer of the Company. Also on January 20, 2006, the Board of Directors appointed Mark G. Parker as a director and President and Chief Executive Officer of the Company effective immediately. Charles D. Denson will become President of the NIKE Brand. The Company anticipates that Mr. Parker will serve on the Executive Committee of the Board of Directors.

     On January 23, 2006, the Company issued a press release discussing the above resignation and appointment, a copy of which is furnished herewith as
Exhibit 99.1.

     Mr. Parker, 50, has been employed by NIKE since 1979 with primary responsibilities in product research, design and development, marketing, and brand management. Mr. Parker was appointed divisional Vice President in charge of development in 1987, corporate Vice President in 1989, General Manager in 1993, Vice President of Global Footwear in 1998, and President of the NIKE Brand in 2001.

     The Company's Compensation Committee has not yet considered what adjustments will be made to Mr. Parker's compensation in connection with his promotion to President and Chief Executive Officer. A previous agreement dated December 28, 2004 between Mr. Parker and the Company contains a covenant not to compete that extends for two years following the termination of his employment with the Company. The agreement provides that if Mr. Parker's employment is terminated by the Company at any time, or if he voluntarily resigns after December 31, 2006 but before December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twelfth of his then current annual salary and target performance bonus ("Annual Nike Income"). The agreement provides further that if Mr. Parker voluntarily resigns prior to December 31, 2006 or after December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twenty-fourth of his then current Annual Nike Income. If Mr. Parker is terminated without cause, the parties may mutually agree to waive the covenant not to compete, and if Mr. Parker is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies. The Compensation Committee has also not yet considered whether the foregoing agreement should be modified.


Item 9.01 Financial Statements and Exhibits

  (d) Exhibits.

    10.1  Resignation Letter Agreement between William D. Perez and the
          Company
    99.1  Press Release dated January 23, 2006





                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  January 23, 2006
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                           Chief Financial Officer